LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING

OBLIGATIONS


Know all by these presents, that the undersigned hereby makes, constitutes and appoints David J. Hoyt and Paul N.
Silverstein, as
the undersigned's true and lawful attorneys-in-fact with full power and authority as hereinafter described to:

(1) prepare,
execute and
acknowledge for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or a beneficial owner of more than 10 percent of common stock of Mercury Air Group, Inc. (the
"Company"), Forms
3, 4, and 5 (including any amendments thereto) in accordance with Section
16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the
"Exchange Act");

(2) do and perform any
and all acts for and on behalf
of the undersigned which may be necessary or desirable to prepare, complete and execute any such Form 3, 4, or 5, prepare, complete and execute any amendment or amendments thereto, and timely deliver and file such form with the United States Securities and
Exchange Commission and any stock exchange or similar authority;


(3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and

(4)
take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of such
attorneys-in-fact, may be of
benefit to, in the best interest of, or
legally required by, the
undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited
Power of Attorney shall be in such form and shall contain such terms and conditions as the attorneys-in-fact may approve in the attorneys-in-fact's discretion.

The undersigned hereby grants to

the attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorneys-in-fact, or the substitute or substitutes of the attorneys-in-fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that: (i) this power of attorney authorizes the attorneys-in-fact to act in their discretion in preparing
Forms 3, 4 and 5 on information provided to the attorneys-in-fact without independent verification of such information;
(ii) the attorneys-in-fact,
in serving in such capacity at the request of the undersigned, is not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act; (iii) neither the Company nor the foregoing attorneys-in-fact assume any liability for the undersigned's responsibility to comply with the requirement of the
Exchange Act or any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange
Act.

This Limited
Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned
has caused
this Limited Power of Attorney to be executed as of this 5th day of
April, 2006.


/s/ Lloyd I. Miller, III
Signature

Lloyd
I.
Miller, III
-------------------------
Print Name